UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2013

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-52040	98-0195748

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road

Suite 615

Dallas, TX 75254

(Address of principal executive offices, including zip code)

(972) 490-9595

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2013, the Board of Directors of Armada Oil, Inc. (“Armada” or the “Company”) granted to each non-employee director of the Company, Kenneth T. Hern, Marceau Schlumberger, Ray L. Unruh, Eric C. Wold and Fred B. Zaziski, nonqualified stock options to purchase 50,000 shares of the Company’s common stock under the Company’s 2012 Long-Term Incentive Plan. Such options have a term of five years and an exercise price of $0.40, the last sale price of the common stock quoted on OTC Markets on the grant date. 50% of such options are immediately vested, and 50% will vest on the first anniversary of the grant date. In addition, the Chairman of the Audit Committee of the Board, Mr. Wold, was granted additional options to purchase 10,000 shares of common stock on the same terms, and the Chairman of the of the Nominating and Corporate Governance Committee of the Board, Mr. Hern, and the Chairman of the Compensation Committee of the Board, Mr. Zaziski, were each granted additional options to purchase 5,000 shares of common stock on the same terms.

Also on April 19, 2013, the Board of Directors the Company granted to each of its Chairman and Chief Executive Officer, Randy M. Griffin, and its President and Director, James J. Cerna, Jr., incentive stock options to purchase 500,000 shares of common stock under the Company’s 2012 Long-Term Incentive Plan. Such options have a term of five years and an exercise price of $0.40, the last sale price of the common stock quoted on OTC Markets on the grant date, and are 100% vested immediately.

Also on April 19, 2013, the Board approved and the Company entered into (retroactive to April 1, 2013) an employment agreement with each of Messrs. Griffin and Cerna, to serve as the Company’s Chief Executive Officer and President, respectively. (Mr. Cerna’s agreement replaces his prior employment agreement.) The term of each agreement is two years, which will be automatically renewed for successive one-year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three months prior to the expiration of the initial term or any renewal term. Mr. Griffin’s base salary will be $210,000 per year, and Mr. Cerna’s base salary will be $144,000 per year. The base salaries may be increased on each anniversary at the Board's discretion. The Company may pay the executive an annual or periodic bonus, at such time and in such amount as may be determined by the Board. The Board may or may not determine that all or any portion of the bonus will be earned upon the achievement of operational, financial or other milestones established by the Board and that all or any portion of any bonus will be paid in cash, securities or other property. The executive will be eligible to participate in any other bonus or incentive program established by the Company for executives of the Company. The executive will be entitled to prompt reimbursement by the Company for reasonable ordinary and necessary travel, entertainment and other expenses incurred in the performance of his duties. The executive and his dependents will be eligible to participate in incentive, savings, retirement (401(k)) and welfare benefit plans, including health, medical, dental, vision, life and disability insurance plans, in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company’s other managerial or salaried executive employees and their dependents.

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If the Company terminates the executive’s employment agreement without “cause” (as defined in the agreement), or the executive terminates his employment agreement for “good reason” (as defined in the agreement) (which includes any termination of the executive’s employment by the Company, other than a termination for cause, within twelve months after a change of control (as defined in the agreement)), the Company must pay or provide to the executive: (a) any earned but unpaid base salary, unpaid pro rata annual bonus, if any, and unused vacation days accrued; (b) continued coverage, at the Company’s expense, under all benefits plans in which the executive was a participant, for a period of one year following the termination of employment, and (c) reimbursement of reasonable expenses paid or incurred by the executive to the termination date; and the Company will pay to the executive severance in an amount equal to his then applicable base salary for a period equal to three months (six months if such termination occurs during the first year of the agreement), and the Executive will continue to receive all benefits during the severance period.

In the event that the executive terminates his employment and the Company is not in default of any material provision of the employment agreement, the executive agrees not to, directly or indirectly, for a period of six months, own, manage, operate, finance, control or participate in the ownership (with certain de minimis exceptions), management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to any business, firm, corporation, partnership, association, joint venture or other entity that engages in or conducts the business of oil and gas exploration or any other business the same as or substantially similar to the business then engaged in or conducted by, or then proposed to be engaged in or conducted by, the Company or included in the future strategic plan of the Company, anywhere within those states where the Company owns or operates properties at the time the executive terminates his employment with the Company.

For a period of six months after the termination of his employment, the executive agrees not to (a) recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee or independent contractor of the Company, (b) attempt to solicit or accept from any customer of the Company, with whom the Company had significant contact during the term of the Agreement, business of the kind, or competitive with the business, done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person; or (c) interfere with any relationship, contractual or otherwise, between the Company and any other party.

The foregoing is only a summary of the material provisions of the executive employment agreements, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the agreements themselves, each of which is filed as an exhibit with this report and is incorporated herein.

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Item 8.01	Other Events.

Also on April 19, 2013, the Board of Directors the Company approved a new compensation arrangement for the members of its Board of Directors as follows:

•	Each new non-employee director who joins the Board shall be granted nonqualified stock options to purchase 50,000 shares of common stock on the date such person becomes a director; such options shall have a term of five years and an exercise price equal to the last sale price (or if there is no such sale price, the average bid and asked price) of the common stock quoted on OTC Markets on the date such person becomes a director; 50% of such options will be immediately vested, and 50% will vest on the first anniversary of the date such person becomes a director;

•	Each non-employee director will receive monthly cash compensation of $750;

•	Any new chairman of the Audit Committee will be granted options to purchase 10,000 shares of common stock on the date such person becomes chairman of the Audit Committee, and such options shall have the same terms as those set forth in the first bullet above (with the date such person becomes chairman of the Audit Committee substituted for the date such person becomes a director);

•	Any new chairman of the Nominating and Corporate Governance Committee or of the Compensation Committee shall be granted options to purchase 5,000 shares of common stock on the date such person becomes chairman of such committee, and such options shall have the same terms as those set forth in the first bullet (with the date such person becomes chairman of such committee substituted for the date such person becomes a director);

•	All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement dated as of April 1, 2013, between Armada Oil, Inc., and Randy M. Griffin

10.2	Executive Employment Agreement dated as of April 1, 2013, between Armada Oil, Inc., and James J. Cerna, Jr.

10.3	Form of Stock Option Agreement with directors and executive officers under the Company’s 2012 Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: April 25, 2013	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer

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